CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
 Statement on Form S-8 of our report dated February 6, 1996 appearing on page F-2 of Tower Tech, Inc.'s Annual Report on Form 10-KSB for the year ended November 30, 1995.



ss/PRICE WATERHOUSE LLP
_______________________
Price Waterhouse LLP
Oklahoma City, Oklahoma

June 25, 1996